                               ASSET PURCHASE AGREEMENT
                               ------------------------

    THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 3rd day of January, 1995, by and among ROGERS ACQUISITION CORP., a Delaware corporation ("Purchaser"), ROGERS & ASSOCIATES ADVERTISING, INC., a California corporation ("Seller"), and Curtis Rogers, Steven Schmidt and Ronni Rogers, being all of the shareholders of Rogers (the "Principal Shareholders").

    WHEREAS, the Principal Shareholders own, in the aggregate, all of the issued and outstanding shares of the capital stock of Seller;

    WHEREAS, Seller is engaged in the business of advertising, specializing in the placement of advertising for employment positions (the "Business") and conducts the Business at the locations set forth on SCHEDULE 3.10 (collectively, the "Premises");

    WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, substantially all of the assets utilized in the conduct of the Business, upon the terms and conditions set forth below.

    NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                      ARTICLE I
                                      ---------
                                     DEFINITIONS
                                     -----------
    For purposes of this Agreement, the capitalized terms set forth below shall have the following meanings:

    "Acquired Assets" means all of the assets, rights, properties, business and claims of every kind and nature whatsoever, whether tangible or intangible, which are used in, arise out of or relate to the Business or are considered to be assets of Seller (other than the Excluded Assets) including, without limitation, the following:

              (a) All of the cash, cash equivalents, accounts receivable and notes receivable of Seller and all notes, bonds and other evidences of indebtedness of any Person held by Seller arising from the Business (other than notes receivable from Ronni Rogers, Steve Schmidt and Kasey Sixt);

              (b) Seller's rights to the Leased Property (as defined in SECTION 3.10 below) and all other rights, if any, under the leases related thereto including any security deposits thereunder;

              (c) All equipment, fixtures, tools, inventory, supplies, office equipment, office machines, computer hardware and peripheral equipment, transportation equipment, leasehold improvements, objects of art, furniture, furnishings and other tangible assets;

              (e) The Proprietary Rights, including, without limitation, all of Seller's right, title and interest in and to the computer software program titled "Career Taxi" and the use of its corporate name and any deviations or combinations thereof, together with all goodwill associated therewith and with the Business;

              (f)  The Insurance Policies (as defined in SECTION 3.23 below);

              (g) All of Seller's rights under any and all agreements, contracts, purchase orders, licenses and leases pertaining to the Business, which Purchaser shall assume, including the Material Contracts (as defined in SECTION 3.11 below) and agreements containing covenants not to compete with Seller or the Business (collectively, the "Contracts");

              (h) All causes of action, claims, rights of recovery and set-off of every kind and character pertaining or relating to the Acquired Assets, including all insurance, warranty and condemnation proceeds received after the Closing Date with respect to damage, destruction or loss of any of the Acquired Assets;

              (i) All of the business records and files of Seller, including, without limitation, all originals and copies of all operating data and records of the Business located at the Premises or in the possession or control of the Seller and/or the Principal Shareholders including, without limitation, sales and sales promotional data, advertising materials, marketing analyses, past and present price lists, past and present customer service files, credit files, written operating methods and procedures, specifications, operating records and other information related to the Acquired Assets, referenced catalogues, insurance files, personnel records and other records, on whatever media, pertaining to the Acquired Assets or customers or suppliers of, or any other parties having contracts or other business relationships with, the Business;

              (j) All existing telephone, telex, fax and twix numbers used by Seller;

              (k)  All Licenses (as defined in SECTION 3.13 below);

              (l) All insurance, warranty and condemnation proceeds of Seller received after the Closing Date with respect to damage, nonconformance of or loss to the Acquired Assets; and

              (m) All deposits and prepaid expenses pertaining or relating to the Acquired Assets or the Business.

    "Agreement" means this Asset Purchase Agreement by and among Purchaser, Seller and the Principal Shareholders, as the same may be amended from time to time.

    "Affiliate" means, as to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. "Control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that no Person shall be deemed to be an Affiliate of any other Person solely as a result of the transactions contemplated in any of the Transaction Documents.

    "Bill of Sale and Assignment and Assumption Agreement" means the bill of sale and assignment and assumption agreement, dated as of the Effective Date, to be entered into between Seller and Purchaser, which Bill of Sale and Assignment and Assumption Agreement shall be substantially in the form attached hereto as Exhibit A.

    "Business" means the business of advertising, and specializing primarily in the placement of advertising for employment positions, as conducted by Seller as of the date hereof.

    "Cash Payment" means the sum of $4,000,000 to be paid by Purchaser to Seller on the Closing Date.

    "Closing" means the transactions scheduled to occur on the Closing Date effective as of the Effective Date.

    "Closing Date" means January 4, 1995.

    "Code" means the Internal Revenue Code of 1986, as amended, and any subsequent Internal Revenue Code. If there is a subsequent Internal Revenue Code, any references herein to Internal Revenue Code sections shall be deemed to refer to comparable sections of any subsequent Internal Revenue Code.

    "December 31, 1994 Financials" means the audited Balance Sheet, Income Statement, Statement of Cash Flow and Statement of Stockholders Equity dated as of and for the period ended, December 31, 1994.

    "Effective Date" means January 3, 1995.

    "Employee Benefit Plan" means any "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of Seller's or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract.

    "Employment Agreement" means each of the employment agreements to be entered into between each of the Principal Shareholders and Purchaser upon consummation of the acquisition of the Acquired Assets, which agreements shall each be substantially in the form attached hereto as EXHIBIT B.

    "Environmental and Safety Requirements" means all federal, state and local laws, rules, regulations, ordinances, orders, statutes, actions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment, all as amended or hereafter amended, including the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. Sec. 9601 ET SEQ. and the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 ET SEQ.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Excluded Assets" means:

              (a)  All Employee Benefit Plan assets;


              (b) Seller's corporate records, such as its Certificate of Incorporation, corporate seal, minute books and stock books;

              (c) Seller's rights under this Agreement, including, without limitation, the consideration paid to Seller pursuant to this Agreement; and

              (d) The other Excluded Assets listed on SCHEDULE 1 attached hereto.

    "Financial Statements" means the following audited and unaudited financial statements of Seller: (i) an unaudited Balance Sheet, Income Statement, Statement of Cash Flow and Statement of Stockholders Equity dated as of, and for the period ended September 30, 1994 and the fiscal year ended March 31, 1994,
(ii) audited Balance Sheets, Income Statements, Statements of Cash Flow and Statements of Stockholders Equity dated as of, and for the fiscal year ended, March 31, 1993, and (iii) an unaudited Balance Sheet, Income Statement, Statement of Cash Flow and Statement of Stockholders Equity dated as of, and for the periods ended, March 31, 1991, 1992 and December 31, 1993.

    "GAAP" means generally accepted accounting principles, consistently applied.

    "Guaranty" means that certain guaranty of the Note and Note II to be entered into by TMP in substantially the form attached hereto as EXHIBIT C.

    "Liens" means any claims, liens, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever.

    "Management Agreement" means that certain management agreement, dated February 1, 1994, among the Principal Shareholders, Seller and TMP.

    "New Equity" means the change in stockholders' equity of Seller, as reflected on the December 31, 1994 Financials and the April 1, 1993 Balance Sheet of Seller, for the period beginning April 1, 1993 to and including December 31, 1994 determined in accordance with SECTION 2.4 hereof. There shall be an appropriate offset from such New Equity in respect of the notes receivable of Seller not transferred to Purchaser pursuant to this Agreement as part of the Acquired Assets.

    "Note" means that certain promissory note, dated as of the Effective Date, to be executed and delivered by Purchaser to Seller at the Closing, in an original principal amount equal to the Purchase Price less the Cash Payment and the New Equity, which Note shall be substantially in the form attached hereto as EXHIBIT D.

    "Note II" means that certain promissory note, dated in accordance with
SECTION 2.4 hereof, in an original principal amount equal to the New Equity, which Note II shall be substantially in the form attached hereto as EXHIBIT E.

    "Option Agreement" means that certain Option Agreement, dated February 1, 1994, by and among TMP, Seller and the Principal Shareholders.

    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.


    "Parent" means Worldwide Classified, Inc., a Delaware corporation.

    "Parent Shareholders" means Joan Olsen, Gerda L. Carlson, Rosemary Hopkinson, Martin L. Felde, Mark O. Brown, Paul M. Camara, Thomas G. Collison, Bernice M. Hazell, Lance S. Johnson, Harold L. Levy, David A. Hosokawa, Fred D. Tendler, John Yocom, Andrew J. McKelvey, George R. Eisele.

    "Parent Shares" means the 9,698 shares of common stock of Parent which are issued and outstanding as of the date hereof and which represent all of the issued and outstanding shares of capital stock of Parent as of the date hereof.

    "Plan Affiliate" means any person or entity with which Seller constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in Section 414 of the Code.

    "Principal Shareholders" means Curtis Rogers, Steven Schmidt and Ronni
Rogers.

    "Proprietary Rights" means all patents, trademarks, service marks, trade names, copyrights (including computer software and data, including, without limitation, the computer software titled "Career Taxi") and other intellectual property, including without limitation, all inventions, designs, models, processes and applications of any of the foregoing.

    "Purchase Price" means the sum of $10,750,000 plus the New Equity.

    "Purchaser" means Rogers Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "Security Agreement" means that certain stock pledge agreement, dated as of the Effective Date, to be entered into between the Parent Shareholders and Seller, pursuant to which Parent Shareholders shall pledge the Parent Shares to Seller and which Security Agreement shall be substantially in the form attached as EXHIBIT F.

    "Seller" means Rogers & Associates Advertising, Inc., a California corporation.

    "Tax" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

    "Tax Return" means a return, declaration, report, claim for refund, information return or other document (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of Seller or any Affiliates of Seller or the administration of any laws, regulations or administrative requirements relating to any Taxes.

    "TMP" means TMP Worldwide Inc., a Delaware corporation.

    "Transaction Documents" means this Agreement, the Note, the Note II, the Guaranty, the Security Agreement, the Employment Agreements, the Bill of Sale and Assignment and

Assumption Agreement and any other agreements, documents, certificates or instruments contemplated by any of the foregoing.

    "Transactions" means the purchase and sale of the Acquired Assets and the other transactions and events contemplated herein to occur on the Closing Date and effective as of the Effective Date.

    "Transfer Taxes" shall mean all sales taxes, use taxes, conveyance taxes, transfer taxes, filing fees, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Acquired Assets hereunder, except federal, state or local income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Acquired Assets or the operation of the Business prior to the Effective Date or by any increase in the value of any of the Acquired Assets.


                                      ARTICLE II
                                      ----------
                                  PURCHASE AND SALE
                                  -----------------

    2.1 PURCHASE AND SALE OF ACQUIRED ASSETS. Subject to the terms and conditions set forth herein, at the Closing and effective as of the Effective Date, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller all of Seller's right, title and interest in and to the Acquired Assets, free and clear of all Liens, other than the Assumed Liabilities, for the consideration provided for in SECTION 2.2 hereof.

    2.2  PURCHASE PRICE.

         (a) PURCHASE PRICE. The aggregate purchase price for the Acquired Assets shall be the sum of $10,750,000 plus the New Equity (the "Purchase Price"), plus Purchaser's assumption of the Assumed Liabilities (as defined in SECTION 2.3(b) below).

         (b) ALLOCATION. The Purchase Price shall be allocated among the Acquired Assets in a manner to be determined by Purchaser, subject to the approval of Seller, which approval shall not be unreasonably withheld. The maximum allocated to the equipment that is part of the Acquired Assets shall not exceed Seller's tax basis in such equipment.

    2.3  PAYMENT OF PURCHASE PRICE; ASSUMED LIABILITIES.

         (a) PAYMENT. The Purchase Price shall be payable by Purchaser to Seller as follows:

              (i) CASH PAYMENT. Purchaser shall, on the Closing Date, pay to Seller the Cash Payment by delivery of a bank certified or bank cashier's check or by wire transfer;

              (ii) NOTE. Purchaser shall, at the Closing on the Closing Date, execute and deliver to Seller the Note; and

             (iii) NOTE II. Purchaser shall, following the final determination of the New Equity as provided herein, execute and deliver to Seller the Note II.

         (b) ASSUMPTION OF LIABILITIES. Purchaser shall, as of the Effective Date, assume all liabilities and obligations of Seller, except for the Retained Liabilities (as defined below), provided that any such liability or obligation has been properly accrued on the books of Seller, as and if required by generally accepted accounting principals, and reflected in the December 31, 1994 Financials, in each case to the extent that the existence of such liability or obligation is not contrary to any covenant, representation or warranty of Seller hereunder (the "Assumed Liabilities"), pursuant to the terms of the Bill of Sale and Assignment and Assumption Agreement. For purposes of this Agreement, "Retained Liabilities" shall mean: (i) any liability or obligation of Seller that has not been properly accrued on the books of Seller, as and if required by generally accepted accounting principals, or is not reflected in the December 31, 1994 Financials, (ii) all obligations of Seller for any federal, state, local or foreign income taxes, (iii) any liability or obligation of any Employee Benefit Plan or of Seller with respect thereto, and (iv) any liability or obligation which was required to be disclosed by Seller pursuant to Article III of this Agreement (or on any other Exhibit or Schedule hereto or delivery to Purchaser hereunder) which was not properly disclosed herein or in a Schedule hereto.


    2.4 DETERMINATION OF NEW EQUITY. On or before March 28, 1995 Seller shall deliver to Purchaser the December 31, 1994 Financials, which shall be accompanied by Seller's written calculation of the New Equity. If Purchaser agrees with Seller's calculation of the New Equity, then within 20 days following Purchaser's receipt of the December 31, 1994 Financials Purchaser shall execute and deliver the Note II to Seller. In the event that Purchaser shall object to Seller's calculation of the New Equity, Purchaser shall deliver to Seller, within 20 days following Purchaser's receipt of the December 31, 1994 Financials, Purchaser's written calculation of the New Equity, which shall set forth in detail the items to which Purchaser objects. If within 20 days following Seller's receipt of Purchaser's calculation of the New Equity, the parties are not able to agree on the calculation of the New Equity, then the matter shall be submitted to arbitration pursuant to SECTION 9.7 hereof. Purchaser shall, within 10 days following the issuance of an arbitrator's decision, execute and deliver to Seller the Note II.

                                     ARTICLE III
                                     -----------
                            REPRESENTATIONS AND WARRANTIES
                            ------------------------------
                       OF SELLER AND THE PRINCIPAL SHAREHOLDERS
                       ----------------------------------------

    As an inducement to Purchaser to enter into and perform its obligations under this Agreement, Seller and each of the Principal Shareholders hereby jointly and severally represent and warrant to and with Purchaser as follows:

    3.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, existing and in good standing under the laws of the State of California. Seller has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly licensed and qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the location of its property and assets or the character of the operations of the Business requires such license or qualification, except for those jurisdictions where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on Seller or the operations of its Business.

    3.2 CORPORATE AUTHORIZATION. The execution and delivery of this Agreement and the other Transaction Documents to which Seller is a party, and the performance by Seller of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been duly authorized by all necessary corporate action. This Agreement and the other Transaction Documents to which each of the Principal Shareholders and Seller is a party, constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally.

    3.3 SUBSIDIARIES. Seller does not own or control (directly or indirectly), or own or hold any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other corporation, partnership, trust or any other business association.

    3.4 NO VIOLATION. The execution, delivery and performance by each of Seller and the Principal Shareholders of this Agreement and the Transaction Documents to which such Person is a party and the consummation of the transactions contemplated herein and therein will not:

         (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature by which Seller, any of the Principal Shareholders or any of the property or assets of any of them may be bound or affected;

         (b) violate any order, writ, injunction, regulation, statute or decree of any court, administrative agency, or governmental body; or

         (c) violate any provision of the Articles of Incorporation or Bylaws of Seller.

    3.5 NO CONSENT REQUIRED. No consent, approval, order or authorization of, or declaration, filing or registration with, any Person or governmental authority is required to be made or obtained by Seller or any of the Principal Shareholders in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents to which such Person is a party or the transactions contemplated hereunder or thereunder.

    3.6 FINANCIAL STATEMENTS. SCHEDULE 3.6 contains the Financial Statements of Seller, all of which have been prepared in accordance with GAAP. Each of the Financial Statements is complete and correct in all material respects, is consistent with the books and records of Seller and fairly presents Seller's financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in accordance with GAAP, except that the unaudited interim financial statements lack the footnote disclosure and normal recurring accruals otherwise required by GAAP, none of which, if provided, would reflect a material adverse change in the operations or financial condition of Seller.

    3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Seller does not have any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the date hereof, or any transaction, series of transactions, action or inaction occurring on or prior to the date hereof, or any state of facts or condition existing on or prior to the date hereof (regardless of when such liability or obligation is asserted), including but not limited to liabilities or obligations on account of Taxes or governmental charges or penalties, interest or fines thereon or in respect thereof, except (a) as and to the extent clearly and accurately reflected and accrued for or fully reserved against in the Financial Statements and the December 31, 1994 Financials, (b) for liabilities specifically delineated as to nature and amount on the Schedules hereto and (c) for liabilities and obligations arising in the ordinary course of business since the date of the last Financial Statement.

    3.8 PROPERTIES. Seller has, and by this Agreement agrees to convey to Purchaser, good and marketable title to all of the Acquired Assets (other than property and assets held under leases described in SECTION 3.10), including without limitation, all of the property and assets reflected on Seller's Balance Sheet as of December 31, 1994, except property sold or otherwise disposed of since that date in the ordinary course of business, subject to no Liens, except as set forth in SCHEDULE 3.8 and except for liens for Taxes not yet due and payable. Seller does not own any real property. All of the Acquired Assets are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. None of the Acquired Assets require any repair or replacement except for maintenance in the ordinary course of business.
Except as set forth on SCHEDULE 3.8, none of the personal property or assets of Seller is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than at one of the Seller offices. The Acquired Assets include all assets of any nature which are used to conduct the Business as presently conducted by Seller.

    3.9 ACCOUNTS RECEIVABLE. All of Seller's accounts receivable have arisen in bona fide arm's-length transactions in the ordinary course of business and, except to the extent of any reserves for bad debts set forth in the Financial Statements, are valid and binding obligations of the account debtors without any counterclaims, set-offs or other defenses thereto, and are collectible by Seller or Purchaser, as the case may be, in the ordinary course. Except as set forth on SCHEDULE 3.9 and recorded on the books of Seller and reflected on the December 31, 1994 Financials, Seller has not prebilled or received payment from any of its customers or clients for advertisements to be placed or services to be rendered or expenses to be incurred subsequent to the date hereof.

    3.10 LEASES. All leases of real and personal property leased by Seller and utilized in the Business, including all such leases with related parties or any Affiliates of Seller (collectively, the "Leased Property"), are listed on
SCHEDULE 3.10, and correct and complete copies previously have been furnished to Purchaser. All leases with Affiliates and related parties carry terms and conditions no less favorable nor more favorable in all material respects to Seller than those which could have been obtained in arm's-length transactions with unrelated third parties. Seller enjoys peaceful and undisturbed possession under all such leases, and all of such leases are valid and in full force and effect and, neither the lessee, nor to the knowledge of Seller, the lessor is in default under any of such leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default by the Seller, or to the knowledge of Seller, any other party under any of such leases. Any real property that Seller possesses under such leases is in good condition and repair with adequate plumbing, heating and air conditioning and with access to public roads and utilities as required for the conduct of the Business.

    3.11 CONTRACTS. SCHEDULE 3.11 is a correct and complete list of every material contract, agreement, relationship or commitment, written or oral, to which Seller is a party or by which it is bound (the "Material Contracts"), correct and complete copies of which previously have been furnished to the Purchaser. Except as set forth on SCHEDULE 3.11, all of the Material Contracts may be assigned to Purchaser without the consent, approval, novation or waiver of any third party. Except as set forth on SCHEDULE 3.11, Seller is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by Seller, or to the knowledge of Seller, any other party under any Material Contract or any other obligation owed by Seller, and, to the knowledge of Seller, no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Material Contract or obligation.

    3.12 INTELLECTUAL PROPERTY. SCHEDULE 3.12 contains a complete and correct list of all patented, registered and other material Proprietary Rights owned by Seller and all pending patent applications and applications for the registration of other Proprietary Rights owned or filed by

Seller. SCHEDULE 3.12 also contains a complete and correct list of all trade or corporate names used by Seller and a complete and correct list of all licenses and other rights granted by Seller to any third party with respect to Proprietary Rights and licenses and other rights granted by any third party to Seller. Except as set forth on SCHEDULE 3.12, (a) Seller owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights necessary for the operation of the Business as presently conducted and none of such Proprietary Rights have been abandoned; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened, and there is no reasonable basis for any such claim; (c) neither Seller nor any registered agent of Seller has received any notices of, nor is Seller aware of any reasonable basis for, an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has Seller or any registered agent of Seller received any claims of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party; and (d) Seller has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and Seller is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business.

    3.13 COMPLIANCE WITH LAWS; PERMITS. Seller is not in violation in any material respect of any law, regulation or requirement applicable to it or the operation of the Business, nor has Seller received notice (written or oral) of any such violation. Seller holds all of the licenses and permits necessary or desirable for the operation of the Business, all of which are set forth on
SCHEDULE 3.13 (the "Licenses"). Seller is in compliance with each of such Licenses, all of which are in full force and effect.

    3.14 EMPLOYEE BENEFIT PLANS. Except as set forth in SCHEDULE 3.14, neither Seller nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any Employee Benefit Plan, whether or not written or pursuant to a collective bargaining agreement, which could give rise to or result in Seller or such Plan Affiliate having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all written Employee Benefit Plans previously have been furnished to Purchaser. The Employee Benefit Plans are in substantial compliance with governing documents and agreements and with applicable laws.

    3.15 SALARIES. SCHEDULE 3.15 is a true, complete and correct list setting forth (i) the names and current compensation rate and compensation, including, without limitation, vacation accrual rate and accrued vacation time, of all individuals presently employed by Seller on a salaried basis and the length of their employment with Seller, (ii) the names and current compensation rate of all individuals presently employed by Seller on an hourly or piecework basis, including, without limitation, vacation accrual rate and accrued vacation time, and the length of their employment with Seller and (iii) the names and total annual compensation for all independent contractors who render services on a regular basis to Seller whose compensation over the twelve months ended March 31, 1994 is in excess of $10,000. Except as set forth in SCHEDULE 3.15, no person listed thereon has received any bonus or increase in compensation since December 31, 1993 and there has been no "general increase" in the compensation or rate of compensation payable to any employees of Seller since December 31, 1993 nor since that date has there been any promise to the employees listed on SCHEDULE 3.15 orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for increases in the ordinary course of business consistent with the Seller's past compensation practices and obligations incurred under existing bonus, insurance, pension or other Employee Benefit Plans described on SCHEDULE 3.15.

    3.16 PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS. Seller is not a party to or obligated in connection with the Business with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors or dealers, or (b) collective bargaining agreements or contracts with any labor union or other representative of employees. No strike, union organizational activity, allegation, charge or complaint of employment discrimination or other similar occurrence has occurred or is pending or, to the knowledge of Seller, is threatened against Seller nor does Seller know of any basis for any such allegation, charge, or complaint. Seller has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes. There are no administrative charges or court complaints pending or, to the knowledge of Seller, threatened against Seller before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor.

    3.17 WORKERS COMPENSATION. SCHEDULE 3.17 sets forth all expenses, obligations, duties and liabilities individually in excess of $1,000 or in excess in the aggregate of $10,000 relating to any claims by employees and former employees (including dependents and spouses) of Seller (or predecessors) made since April 1, 1993 and the extent of any specific accrual on or reserve therefor set forth on the Financial Statements, for (a) costs, expenses and other liabilities under any workers compensation laws, regulations, requirements or programs and (b) any other medical costs and expenses. Except as set forth on SCHEDULE 3.17, to the knowledge of Seller, no claims, injuries, fact, event or condition exists which would give rise to a material claim by employees and former employees (including dependents and spouses) of Seller under any workers compensation laws, regulations, requirements or programs or for any other medical costs and expenses.

    3.18 SUPPLIERS. SCHEDULE 3.18 is a complete and correct list of the ten largest suppliers (in terms of Seller's purchases from such suppliers during the fiscal years ended March 31, 1992, 1993 and 1994 and through November 30, 1994) to Seller of key materials and services and commodities, exclusive of utility services. In the last twelve months, no such supplier has canceled or otherwise terminated, or, to the knowledge of Seller, threatened to cancel or terminate, its relationship with Seller. Seller has not received any notice and has no knowledge that any such supplier intends to cancel or otherwise modify its relationship with the Business on account of the transactions contemplated hereby or otherwise.

    3.19 CUSTOMERS. SCHEDULE 3.19 is a complete list by dollar volume of sales made or services provided (within Seller's fiscal years ended March 31, 1992, 1993 and 1994 and through November 30, 1994) to the twenty largest customers of Seller. Except as set forth in SCHEDULE 3.19, in the last twelve months, none of such customers has canceled or otherwise terminated, or, to the knowledge of Seller, threatened to cancel or otherwise terminate, its relationship with Seller, or reduced, or to the knowledge of Seller, threatened to reduce, its business with Seller. Seller has not received any notice and has no knowledge that any customer, whether or not one of Seller's twenty largest, intends to cancel or otherwise modify its relationship with the Business on account of the transactions contemplated hereby or otherwise.

    3.20 INTEREST OF SELLER IN CUSTOMERS, ETC. Neither Seller nor any of its Affiliates has any direct or indirect interest in any competitor, supplier or customer of Seller or the Business or in any Person from whom or to whom Seller leases any real or personal property or in any other Person with whom Seller has any business relationship.

    3.21 INTERCOMPANY TRANSACTIONS. SCHEDULE 3.21 describes (i) all material management, administrative, computer, telephone or other services provided by any of Seller's Affiliates to Seller and all such services provided by Seller to any of Seller's Affiliates, and (ii) all other material contracts, agreements, arrangements or transactions (including the purchase and sale of inventory, supplies and other goods) between Seller, on the one hand, and any of Seller's Affiliates on the other hand, currently in effect, in each case setting forth the terms thereof if not effected on an arm's-length basis.

    3.22 BOOKS AND RECORDS. All of the books, records and accounts of Seller are in all material respects accurate and complete, are in all material respects in accordance with all laws, regulations and rules applicable to Seller and the Business and accurately present and reflect in all material respects all of the transactions described therein.

    3.23 INSURANCE POLICIES. SCHEDULE 3.23 is a correct and complete list and description, including policy numbers, of all insurance policies owned by Seller or otherwise pertaining to the Business, correct and complete copies of which policies have previously been delivered to Purchaser (the "Insurance Policies"). Such policies are in full force and effect, and Seller is not in default under any of them. Seller has not received any notice of cancellation or intent to cancel or increase premiums with respect to such insurance policies nor, to the knowledge of Seller, is there any basis for any such action. SCHEDULE 3.23 also contains a list of all pending claims (other than medical/dental claims) with any insurance company and any instances within the previous three years of a denial of coverage of Seller by any insurance company.

    3.24 BANK ACCOUNTS. SCHEDULE 3.24 is a complete list of each bank in which Seller has an account or safe deposit box, the number of each such account or box and the names of all person's authorized to draw thereon or to have access thereto.

    3.25 TAXES. Seller has filed all Tax Returns that it is required to have filed, and such returns are true, correct and complete. Seller has paid or made adequate provision for the payment of all Taxes, interest and penalties, if any, reflected on such Tax Returns or otherwise due and payable by it. Any deficiencies proposed as a result of any governmental audits of such Tax Returns have been paid or settled, and there are no present disputes as to Taxes payable by Seller. There is no audit, investigation, or proceeding pending or threatened against Seller or its Affiliates by any governmental agency in connection with its Taxes; nor, to the knowledge of Seller, is there any reasonable basis for a claim that Taxes have not been paid. Seller has delivered true, complete and correct copies of its tax returns for the last two years to Purchaser.

    3.26 LITIGATION. Except as set forth in SCHEDULE 3.26, there is no claim, counter-claim, action, suit, order, proceeding or investigation pending or, to the knowledge of Seller, threatened against or involving Seller (or pending or, to the knowledge of Seller, threatened against any of the Principal Shareholders or any of the other officers, directors or key employees of Seller with respect to their business activities on behalf of Seller), or relating to the transactions contemplated hereby, before any court, agency or other governmental body; nor, to the knowledge of Seller, is there any reasonable basis for any such claim, action, suit, proceeding or governmental investigation. Seller is not directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency. Seller has not received any written opinion or memorandum of legal advice from legal counsel retained by it to the effect that it is exposed to any liability which may be material to Seller, the Acquired Assets, the Premises or the Business. Seller is not engaged in any legal action to recover monies due it or for damages sustained by it.

    3.27 ENVIRONMENTAL AND SAFETY REQUIREMENTS. Seller is in material compliance with all applicable Environmental and Safety Requirements, and Seller possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby. Seller has not received any notice or other communication from any party with respect to its failure to comply with Environmental and Safety Requirements.

    3.28 CONDUCT OF THE BUSINESS. Except as set forth on SCHEDULE 3.28, since March 31, 1994, Seller has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), operating results, employee or customer relations, business activities or business prospects of Seller, the Acquired Assets or the Business. Without limiting the foregoing and except as set forth on SCHEDULE 3.28, since March 31, 1994, Seller has not, other than in the ordinary course of business consistent with past custom and practices:

         (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any assets or property rights relating to or used in the operation of the Business;

         (b) changed any accounting principles, methods or practices used by it or changed any of its depreciation rates or amortization policies or rates;

         (c) made any loan or advance to any Person other than salary advances not in excess of $2,000 to any individual;

         (d) incurred debt, liabilities, or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due;

         (e) cancelled, waived or released any debts of, or rights or claims against, any other Person;

         (f) made any capital expenditures or commitments therefor individually in excess of $25,000; or

         (g) entered into any other material transaction, or committed to any of the foregoing.

    3.29 CLEARANCE CERTIFICATES. Except as set forth in SCHEDULE 3.29, no clearance certificates or similar documents are required by any state taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the Purchase Price.

    3.30 BROKERS. Each of the Principal Shareholders and Seller warrants that he, she or it has not incurred any obligation or liability, contingent or otherwise for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the other Transaction Documents to which such Person is a party.

    3.31 NO MISREPRESENTATION. None of the representations and warranties of the Principal Shareholders or Seller set forth in this Agreement or any of the other Transaction Documents to which such Person is a party, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no material fact which has not been disclosed to Purchaser which materially adversely affects or could reasonably be anticipated to materially adversely affect Seller, the Acquired Assets, the Business or the Premises or the Principal Shareholders' or Seller's ability to consummate the transactions contemplated hereby.

                                      ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

    As an inducement to the Principal Shareholders and Seller to enter into and perform their respective obligations under this Agreement, Purchaser hereby represents and warrants to and with the Principal Shareholders and Seller as follows:

    4.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

    4.2 CORPORATE AUTHORIZATION. The execution and delivery of this Agreement and the other Transaction Documents to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the other Transaction Documents to which Purchaser is a party constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally.

    4.3 NO VIOLATION. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated herein and therein will not:

         (a) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, contract, indenture, agreement, license or other instrument or obligation of any kind or nature to which Purchaser is now a party or by which any of its properties or assets may be bound or affected;

         (b) violate any order, writ, injunction regulation, statute or decree of any court, administrative agency or governmental body; or

         (c) violate any provision of the Certificate of Incorporation or Bylaws of Purchaser.

    4.4 NO CONSENT REQUIRED. No consent, approval, order or authorization of, or declaration, filing or registration with, any Person or governmental authority is required to be made or obtained by Purchaser in connection with the authorization, execution, delivery or performance of this Agreement and the other Transaction Documents to which Purchaser is a party, the performance by Purchaser of its obligations hereunder or thereunder, or the transactions contemplated hereby or thereby.

    4.5 BROKER. Except as set forth on SCHEDULE 4.5, Purchaser warrants that it has not incurred any obligation or liability contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the other Transaction Documents to which Purchaser is a party.

    4.6 NO MISREPRESENTATION. None of the representations and warranties of Purchaser set forth in this Agreement or the other Transaction Documents to which it is a party, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no material fact which has not been disclosed to the Seller Shareholders and Seller which materially adversely affects or could reasonably be anticipated to materially adversely affect Purchaser's ability to consummate the transactions contemplated hereby.


                                      ARTICLE V
                        PRE-CLOSING COVENANTS AND OTHER TERMS

    5.1 PUBLIC ANNOUNCEMENTS. The parties covenant and agree that from the date hereof to and including the Closing Date, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Purchaser (in the case of Seller) or Seller (in the case of Purchaser), which consent will not be unreasonably withheld or delayed; provided, however, that nothing herein will prohibit any party (i) from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law, in which case the party making such determination will use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance or (ii) from disclosing this Agreement or the Transaction Documents and the transactions contemplated hereby or thereby to third parties to the extent reasonably necessary in connection with securing any necessary consent of such third parties. To the extent feasible, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement shall be made jointly by the parties.

    5.2 INVESTIGATION BY PURCHASER. From the date hereof to and including the Closing Date, Seller will afford to the officers, attorneys, accountants or other authorized representatives of Purchaser reasonable access during normal business hours to the offices, facilities, properties, files, books and records of Seller so as to afford Purchaser the opportunity to make such review, examination and investigation of Seller and the Business as Purchaser may deem appropriate. Purchaser will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. No investigation by Purchaser or its representatives shall offset or limit the scope of the Principal Shareholders' or Seller's representations and warranties in this Agreement or limit the Principal Shareholders' or Seller's liability for any breach thereof.

    5.3 CONDUCT OF BUSINESS. From the date hereof through the Closing, except as otherwise provided for in, or contemplated by, this Agreement, each of Seller and the Principal Shareholders covenants and agrees that:

         (a) Seller will operate the Business in the ordinary and usual course in substantially the same manner as it is presently operated.

         (b) Except as required by law or existing contractual obligations, Seller will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the employees of the Business, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee of the Business, (iv) hire any new employees, or (v) amend or enter into a new Employee Benefit Plan (except as required by law, in which case Seller shall notify Purchaser prior to amending or entering into such Employee Benefit Plan).

         (c) Subject to the terms and conditions of this Agreement, Seller will use its best efforts to keep available the services of its present employees of the Business, and preserve the goodwill, reputation and present relationships of the Business with its suppliers, customers, licensors and others having business relations with the Business.

         (d) Seller will (i) maintain the Leased Property in good repair, order and condition, (ii) use its best efforts to maintain and keep in full force existing insurance, (iii) maintain the books and records in the usual, regular and ordinary manner on a basis consistent with past practices, and (iv) perform and comply with its obligations under all Material Contracts. Seller shall not mortgage, hypothecate, grant Liens in or otherwise encumber its interest in the Leased Property, or sublease its interest in the Leased Property or amend any lease used in the Business to which Seller or its Affiliates are a party.

         (e) Except in the ordinary course of business or as otherwise provided for in or contemplated by this Agreement, Seller will not (i) sell, lease, transfer or otherwise dispose of any of the Acquired Assets,
    (ii) create or permit to exist any new Lien on the Acquired Assets, (iii) enter into any joint venture, partnership or other similar arrangement or form any other new arrangement for the operation of the Acquired Assets,
    (iv) accelerate or delay the creation or publication of any advertisement or other service to be rendered, or the billing related thereto, to a customer of the Business in a manner inconsistent with past practices, (v) make any new commitments for capital expenditures, or (vi) accelerate the payment of any of the Retained Liabilities.

    5.4 NON-NEGOTIATION. In consideration of the substantial expenditure of time, effort and expense undertaken by Purchaser in connection with its due diligence review and the preparation and execution of this Agreement, the Principal Shareholders and Seller agree that, from the date hereof to and including the Closing Date or the date of termination of this Agreement, none of the Principal Shareholders or Seller, nor any of their respective representatives, agents or employees, shall directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning Seller) any acquisition proposal relating to or affecting Seller or any part of it, or any direct or indirect interests in Seller, whether by purchase of assets or stock, purchase of interests, merger or other transaction, and that Seller will promptly advise Purchaser of the terms of any communications Seller may receive or become aware of relating to any bid for all or any part of Seller.

    5.5 BEST EFFORTS. The Principal Shareholders and Seller will use their best efforts from the date hereof to and including the Closing Date or the date of termination of this Agreement, to secure fulfillment of all of the conditions precedent to Purchaser's obligations hereunder, and Purchaser will use its best efforts, from the date hereof to and including the Closing Date or the date of termination of this Agreement, to secure fulfillment of all of the conditions precedent to the Principal Shareholders' and Seller's obligations hereunder.


                                      ARTICLE VI
                         CONDITIONS PRECEDENT TO THE CLOSING

    6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser:

         (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by Seller or any of the Principal Shareholders in the performance of any of their covenants herein to be performed by them in whole or in part prior to the Closing, and the representations and warranties of Seller and the Principal Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. Purchaser shall receive at the Closing a certificate dated as of the Closing Date and validly executed by each of the Principal Shareholders and on behalf of Seller by an executive officer certifying, in such detail as Purchaser may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the representations and warranties of Seller contained in this Agreement.

         (b) DELIVERY OF DOCUMENTS. Purchaser shall have received all documents and other items to be delivered under SECTION 7.1(a).

         (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any Person or governmental agency shall be pending or threatened in writing, which if determined adverse to Seller's or Purchaser's interests, would have a material adverse effect upon (i) Seller or the Business, (ii) Purchaser or its Affiliates, or (iii) the benefits to Purchaser or its Affiliates of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling Purchaser to dispose of or discontinue or materially restrict the operations of a significant portion of the Business or of the business conducted by Purchaser as a result of the consummation of the transactions contemplated hereby.

         (d) DAMAGE OR DESTRUCTION. There shall have been no material loss or destruction of any portion of the Acquired Assets, nor any institution or threat of any condemnation or other proceedings to acquire or limit the use of any of the Acquired Assets. Risk of loss for the Acquired Assets shall be that of Rogers until the Closing.


         (e) SIGNIFICANT CHANGES. From the date hereof until the Closing, there shall have been no material adverse change in the Acquired Assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of Seller and Seller shall not have lost any material customer (or, in the aggregate, any material portion of any material customer's business). As of the Closing Date, none of the Principal Shareholders shall be engaged in any business competitive with the Business. The representations and warranties set forth in SECTION 3.26 shall be true and correct as of the Closing Date as if made on and as of the Closing Date.

         (f) KEY EMPLOYEES. Purchaser shall have entered into written employment agreements with Steve Virga and Kasey Sixt, which employment agreements shall be in form and substance satisfactory to Purchaser in its sole and absolute discretion.

         (g) APPROVAL BY PURCHASER'S COUNSEL. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal matters shall have been reasonably approved as to form and substance by Katten Muchin & Zavis, counsel for Purchaser.


    6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PRINCIPAL SHAREHOLDERS AND SELLER. The obligations of the Principal Shareholders and Seller under this Agreement are subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of Seller or all of the Principal Shareholders:

         (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by Purchaser in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. Seller shall receive at the Closing a certificate dated as of the Closing Date and validly executed on behalf of Purchaser by an executive officer, certifying in such detail as the Seller and Principal Shareholders may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the representations and warranties of Purchaser contained in this Agreement.

         (b) DELIVERY OF DOCUMENTS. The Principal Shareholders and Seller shall have received all documents and other items to be delivered by Purchaser under SECTION 7.1(B).

         (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding by any Person or governmental agency shall be pending which challenges the validity or legality of the transactions contemplated hereby.

         (d) APPROVAL BY SELLER'S AND THE PRINCIPAL SHAREHOLDERS' COUNSEL. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal matters shall have been reasonably approved as to form and substance by Gray Cary, Ware & Freidenrich, counsel for Seller and the Principal Shareholders.

    6.3  TERMINATION.

         (a) CONDITIONS OF TERMINATION. This Agreement may be terminated at any time prior to the Closing:

              (i)  By the mutual written consent of the parties hereto;

              (ii) By either Seller and the Principal Shareholders or Purchaser in writing, without liability to the terminating party or parties on account of such termination (providing the terminating party or parties are not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before January 15, 1995; or

             (iii) By either Seller and the Principal Shareholders or Purchaser in writing, without liability to the terminating party or parties on account of such termination (provided the terminating party or parties is not otherwise in default or in breach of this Agreement), if Purchaser or Seller and the Principal

         Shareholders, respectively, shall (a) fail to perform, at or prior to the time required, in any material respect their agreements contained herein required to be performed at or prior to the Closing, or (b) materially breach any of their representations, warranties or covenants contained herein.

         (b) EFFECT OF TERMINATION. Termination of this Agreement pursuant to this SECTION 6.3 shall terminate all obligations of the parties hereunder; provided, however, that termination pursuant to clause (ii) or (iii) of
    SECTION 6.3(A) shall not relieve any defaulting party or parties or breaching party or parties from any liabilities to the other party or parties hereto. In the event that any party shall terminate this Agreement pursuant to SECTION 6.3(ii) above, all parties shall be relieved and discharged from all of its obligations under the Option Agreement and the Management Agreement and any and all other documents and agreements entered into in connection therewith.


                                     ARTICLE VII
                               DELIVERIES UPON CLOSING

    7.1 CLOSING. The consummation of the Transactions shall take place at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Chicago, Illinois, on the Closing Date at 10:00 a.m., (unless the parties shall otherwise agree), upon the satisfaction or waiver of the conditions to the parties' respective obligations set forth in ARTICLE VI, and shall be effective as of the Effective Date.

         (a) DELIVERIES BY SELLER AND/OR THE PRINCIPAL SHAREHOLDERS. At the Closing, Seller and/or the Principal Shareholders, as the case may be, shall deliver to Purchaser:

              (i) BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT. The Bill of Sale and Assignment and Assumption Agreement and such other bills of sale, assignments, certificates of title and other documents as shall be effective to transfer to Purchaser good and marketable title to the Acquired Assets, in each case, duly executed by Seller;

              (ii) CORPORATE DOCUMENTS. Charter documents of Seller certified by the Secretary of State of California as being in effect as of a date not more than ten days prior to the Closing Date, and Bylaws of Seller certified by an appropriate officer of Seller as in effect at the Closing;

             (iii) GOOD STANDING CERTIFICATES. Certificates of Good Standing, dated not more than ten days prior to the Closing Date, issued by the office of the Secretary of State of California and by the Secretary of State of each jurisdiction in which Seller is qualified to do business as a foreign corporation;

              (iv) CERTIFIED RESOLUTIONS. A copy of a resolution of the board of directors and the Principal Shareholders, certified by the secretary of Seller as having been duly validly adopted and in full force and effect as of the Closing Date, authorizing the execution and delivery of this Agreement and the other Transaction Documents to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and consummation of the transactions contemplated hereunder and thereunder;

              (v) LIEN SEARCHES. Uniform Commercial Code lien searches and such other instruments showing that there were no financing statements, judgments, taxes or other liens outstanding against Seller or any of the Acquired Assets as of a date that is not more than ten days prior to the Closing Date;

              (vi) OFFICER'S CERTIFICATE. A certificate executed by each of the Principal Shareholders and on behalf of Seller by an executive officer thereof, dated the Closing Date, containing the information required pursuant to SECTION 6.1(a);

             (vii) EMPLOYMENT AGREEMENTS. The Employment Agreements, in each case duly executed by the respective individual;

            (viii) SECURITY AGREEMENT AND GUARANTY. Each of the Security Agreement and the Guaranty, duly executed by the Parent Shareholders and TMP, respectively;

              (ix) LEASE ASSIGNMENT. A lease assignment and estoppel certificate regarding each of the Premises, each duly executed by Seller and the landlord of such Premises; and

              (x) OPINION OF COUNSEL. An opinion of Seller's counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser;

              (xi) REQUIRED CONSENTS. Evidence that the Required Consents (as defined) have been obtained.

             (xii) OTHER DOCUMENTS. Such other documents and instruments as Purchaser or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

    All documents delivered to Purchaser shall be in form and substance reasonably satisfactory to Katten Muchin & Zavis, counsel for Purchaser.

         (b) DELIVERIES BY PURCHASER. At the Closing, Purchaser will deliver or cause to be delivered to Seller and/or the Principal Shareholders, as the case may be, simultaneously with delivery of the items referred to in
    SECTION 7.1(a) above:

              (i)  NOTE.  The Note, duly executed by Purchaser.

             (ii) SECURITY AGREEMENT. The Security Agreement, duly executed by the Parent Shareholders; and

            (iii) BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT. The Bill of Sale and Assignment and Assumption Agreement, duly executed by Purchaser.

             (iv) CORPORATE DOCUMENTS. Charter documents of the Purchaser certified by the Secretary of State of its state of incorporation as being in effect as of a date not more than five days prior to the Closing Date, and Bylaws of the Purchaser certified by an appropriate officer of the Purchaser as in effect at the Closing;

              (v) GOOD STANDING CERTIFICATES. Certificates of Good Standing, dated not more than ten days prior to the Closing Date, with respect to the Purchaser, issued by the office of the Secretary of State of its state of incorporation;

             (vi) CERTIFIED RESOLUTIONS. A copy of a resolution of the Board of Directors of Purchaser certified by the Secretary of Purchaser as having been duly and validly adopted and in full force and effect authorizing the execution and delivery of this Agreement and the other Transaction Documents to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder;

            (vii) OFFICER'S CERTIFICATE. A certificate from an executive officer of Purchaser, dated the Closing Date, containing the information required pursuant to SECTION 6.2(a);

           (viii)  GUARANTY.  The Guaranty duly executed by TMP.

             (ix) OPINION OF COUNSEL. An opinion of Purchaser's counsel, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller; and

              (x) OTHER DOCUMENTS. Such other documents and instruments as the Principal Shareholders or their counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

    All documents delivered to Seller shall be in form and substance reasonably satisfactory to Gray Cary, Ware & Freidenrich, counsel for Seller and the Principal Shareholders.


                                     ARTICLE VIII
                                   OTHER AGREEMENTS

         8.1 ACCESS TO INFORMATION. After the Effective Date, Purchaser will give, or cause to be given, to Seller and the Principal Shareholders and their respective representatives, during normal business hours, such reasonable access to the personnel, properties, titles, contracts, books, records, files and documents, and at Seller or the Principal Shareholders' expense copies of titles, contracts, books, records, files and documents, as is necessary to allow Seller or the Principal Shareholders to obtain information in connection with the preparation and any audit of Seller's or the Principal Shareholders' tax returns and any claims, demands, other audits, suits, actions or proceedings by or against Seller or the Principal Shareholders as the previous owner and operator of the Business. Purchaser agrees to cooperate fully with Seller or the Principal Shareholders after the Effective Date at Seller or the Principal Shareholders' expense with respect to any claims, demands, tax or other audits, suits, actions and proceedings by or against Seller or the Principal Shareholders as the previous owner and operator of the Business. Seller and the Principal Shareholders agree that as a condition to receiving any information pursuant to this SECTION 8.1, each of them will enter into a confidentiality agreement in form and substance satisfactory to Purchaser.

    8.2 SURVIVAL OF REPRESENTATION AND WARRANTIES. All of the representations and warranties set forth in this Agreement or in any of the other Transaction Documents shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation, inquiry or examination made for or on behalf of or any knowledge of Purchaser, the Principal Shareholders, Seller or any of their respective Affiliates, officers, directors, employees, agents, or representatives or the acceptance by any of them of any certificate or opinion, for a period ending upon completion of unaudited financials for Purchaser for a full year period commencing after the Closing Date. Unless a specified period is set forth in this Agreement or in another Transaction Document (in which event such specified period will control), all covenants contained in this Agreement and in any other Transaction Document will survive the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

    8.3  NONASSIGNABLE CONTRACTS.

         (a) NONASSIGNABILITY. Without limiting the generality or effect of any provision of this Agreement, to the extent that any Material Contract, License or other asset to be assigned, transferred or contributed ("Transferred") pursuant to the terms of this Agreement is not capable of being Transferred without the consent, approval, novation or waiver of a third person or entity or a governmental authority, or if such Transfer or attempted Transfer would constitute a breach thereof or a violation of any law, nothing in this Agreement will constitute a Transfer or an attempted Transfer thereof.

         (b) SELLER TO USE BEST EFFORTS. Notwithstanding anything contained in this Agreement to the contrary, but without limiting the generality or effect of Articles II, III, VI or VII herein, Seller will not be obligated to Transfer to Purchaser any of its rights and obligations in and to any of the Material Contracts, Licenses or other assets referred to in SECTION 8.3(a) without first having obtained all of the consents necessary for such Transfers (the "Required Consents"). Seller will use its best efforts, and Purchaser will cooperate with Seller, to obtain such Required Consents.

         (c) IF WAIVERS OR CONSENTS CANNOT BE OBTAINED. To the extent that the Required Consents referred to in SECTION 8.3(b) are not obtained by Seller, Seller will, during the one-year period commencing with the Effective Date or such longer period as Purchaser may reasonably request (but, as to any particular Material Contract, License or other asset not longer than the term thereof), (i) use reasonable efforts, with costs and expenses of Seller related thereto to be borne by Purchaser, to provide to Purchaser the benefits (and the burdens) of any Material Contract, License or other asset to the extent relating to the Business, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits (and burdens) to Purchaser without incurring any obligation to any other person or entity other than to provide such benefits to Purchaser and (iii) enforce, at the request and expense of Purchaser for the account of Purchaser any rights of Seller arising from any such Material Contract, License or other asset (including, without limitation, the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser. Purchaser agrees to cooperate with Seller in connection with the foregoing. At the end of such one year period (or such longer period as Purchaser may reasonably request), Seller will have no further obligations hereunder with respect to any such Material Contract, License or other asset and the failure to obtain any Required Consent with respect thereto will not be a breach of this Agreement; provided that nothing contained in this SECTION 8.3(c) shall affect the liability of Seller, if any, pursuant to this Agreement for having failed to disclose the need for such Required Consent or to use its reasonable efforts in accordance with the provisions hereto to obtain such Required Consent.

         (d) OBLIGATION OF PURCHASER TO PERFORM. Provided (and for so long as) Seller obtains the benefits of such Material Contract, License or other asset for Purchaser, Purchaser will perform the obligations of Seller under or in connection with any Material Contract, License or other asset referred to in
SECTION 8.3(a) (to the extent permitted thereunder) for the benefit of the other party or parties thereto.

    8.4 COLLECTION AND REMITTANCE OF ACCOUNTS RECEIVABLE BY SELLER. For a period of 90 days following the Effective Date, the operations of Purchaser respecting the collection of the accounts receivable of Seller transferred to Purchaser pursuant to the terms of this Agreement shall be conducted by representatives of Seller as designated by Purchaser at 3032 Bunker Hill Lane, Suite 207, Santa Clara, California. Thereafter, Purchaser and Seller shall jointly determine the manner in which the collection of any such accounts receivable that remain uncollected shall be conducted. In the event Seller shall receive payment of any of the accounts receivable transferred to Purchaser pursuant to the terms of this Agreement on or after the Effective Date, such received amount shall promptly be remitted in full to Purchaser. Seller and Purchaser each agree that after the Effective Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Effective Date which properly belongs to the other party, including without limitation any payment of accounts receivable, and will account to the other for all such receipts. With respect to accounts receivable, the parties agree to apply all amounts collected and identified to a particular account receivable to that account receivable and shall apply all amounts not so identified to the oldest account receivable (unless and only to the extent that the account debtor disputes that such account receivable is properly due).

    8.5 TRADE NAMES. From and after the Effective Date, neither Seller, nor any Affiliate of Seller, shall have any rights to or interest in the name "Rogers & Associates Advertising, Inc." or any variations thereof, or any other tradenames under which Seller conducts the Business (the "Name"), and neither the Principal Shareholders, Seller nor any Affiliate of the Principal Shareholders or Seller shall use the Name for any purpose whatsoever. Seller shall, at the Closing on the Closing Date, take such corporate action as is required to amend its Articles of Incorporation to delete any reference to the Name, and Seller agrees to deliver to Purchaser at the Closing all such forms and documents, duly executed by the appropriate officers of Seller, necessary to effect such amendment in each jurisdiction where Seller is qualified to do business as a foreign corporation All costs of filing of recording all such documents shall be borne by Seller.

    8.6 BULK SALE INDEMNIFICATION. Without admitting that the bulk sales law of any state is applicable to the transactions contemplated by this Agreement, Purchaser agrees to waive compliance with the bulk sales law of any state. As an inducement to Purchaser to waive compliance with the provisions of any applicable bulk transfer laws, Seller covenants that all debts, obligations and liabilities relating to the Business or the Acquired Assets which are not expressly assumed by Purchaser under this Agreement will be promptly paid and discharged by Seller as and when they become due and payable and all such debts, liabilities and obligations will be satisfied in full as promptly as practicable following the Effective Date.

    8.7  EMPLOYMENT MATTERS.

         (a) EMPLOYEES. All employees of Seller engaged in the Business immediately prior to the Closing and who are listed on SCHEDULE 8.7 (the "Employees") shall be offered employment with Purchaser as of the Effective Date, provided, however, nothing contained herein shall require Purchaser to continue thereafter the employment of any Employee.

         (b) EMPLOYEE BENEFITS. Seller shall pay directly to each Employee that portion of all benefits (including benefits pursuant to any Employee Benefit Plan) which has been accrued on behalf of that Employee (or is attributable to expenses properly incurred by that Employee) as of the Effective Date, and Purchaser shall assume no liability therefore. No portion of the assets of any Employee Benefit Plan or other plan, fund, program or arrangement, written or unwritten, heretofore sponsored or maintained by Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to Purchaser, and Purchaser shall not be required to continue any such Employee Benefit Plan or other plan, fund, program or arrangement after the Effective Date. The amount payable on account of all benefit arrangements (other than specifically provided for herein) shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs prior to the Effective Date. All amounts payable directly to Employees, or to any Employee Benefit Plan or other fund, program, arrangements or plan maintained by Seller therefore shall be paid by Seller within thirty (30) days after the Effective Date to the extent that such payment is not inconsistent with the terms of such Employee Benefit Plan or other fund, program, arrangement or plan. All Employees who are employed by Purchaser on or after the Effective Date shall be new employees of Purchaser and any prior employment by Seller of such Employee shall not affect entitlement to, or the amount of, salary or other cash compensation, current of deferred, which Purchaser may make available to its employees.

    8.8  TRANSFER.  Purchaser shall pay all Transfer Taxes.

    8.9 TERMINATION OF CERTAIN AGREEMENTS. Upon the consummation of the Transactions, the Option Agreement and the Management Agreement and any and all other documents and agreements delivered in connection therewith shall terminate and be of no further force and effect effective as of the Effective Date.

    8.10 RELEASE OF PERSONAL GUARANTEES. From and after the Effective Date, Purchaser shall use its reasonable best efforts to cause the Principal Shareholders to be released from any personal obligation for or guarantee of any obligation of Seller which arose in connection with the business operations of Seller.


                                      ARTICLE IX
                                   INDEMNIFICATION

    9.1 INDEMNIFICATION BY SELLER AND THE PRINCIPAL SHAREHOLDERS. From and after the Closing, Seller and the Principal Shareholders jointly and severally agree to indemnify, defend and save Purchaser and its Affiliates, and each of its officers, directors, employees, agents, Employee Benefit Plans, and fiduciaries, plan administrators or other parties dealing with any such plans (each, a "Purchaser Indemnified Party"), harmless from and against, and to promptly pay to a Purchaser Indemnified Party or reimburse a Purchaser Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses") sustained or incurred by any Purchaser Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

         (a) any misrepresentation or breach of a representation or warranty made in this Agreement or any of the other Transaction Documents by the Principal Shareholders or Seller or non-compliance with or breach by the Principal Shareholders or Seller of any of the covenants or agreements contained in this Agreement or any of the other Transaction Documents to be performed by the Principal Shareholders or Seller or any of their Affiliates;

         (b) any violations of or obligations under Environmental and Safety Requirements relating to acts, omissions, circumstances or conditions existing on or prior to the Effective Date, whether or not such acts, omissions, circumstances or conditions constituted a violation of Environmental and Safety Requirements as then in effect;

         (c)  the Retained Liabilities; or

         (d) the non-compliance by Seller with any applicable bulk transfer law.

    Notwithstanding the foregoing, no claim for Loss may be asserted under this
SECTION 9.1 unless and until all claims for Losses aggregate at least $40,000. Seller and the Principal Shareholders shall not be liable for aggregate claims for Losses in excess of an amount equal to 25% of the Purchase Price.

    9.2 INDEMNIFICATION BY PURCHASER. From and after the Closing, Purchaser agrees to indemnify, defend and save Seller and the Principal Shareholders (each, a "Seller Indemnified Party") harmless from and against, and to promptly pay to a Seller Indemnified Party or reimburse a Seller Indemnified Party for, any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

    (a) any misrepresentation or breach of a representation or warranty made in this Agreement or any of the other Transaction Documents by Purchaser or non-compliance with or breach by Purchaser of any of the covenants or agreements contained in this Agreement or any of the other Transaction Documents to be performed by Purchaser or any of its Affiliates;

    (b)  any obligations to the broker described on SCHEDULE 4.5; or

    (c)  the Assumed Liabilities.

    Notwithstanding the foregoing, no claim for Loss may be asserted under this
SECTION 9.2 unless and until all claims for Losses aggregate at least $40,000. Purchaser shall not be liable for aggregate claims for Losses in excess of an amount equal to 25% of the Purchase Price, provided however that this limitation shall not apply to any failure to perform its obligations under the Employment Agreements.

    9.3 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. In the event that subsequent to the Closing any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement or an Affiliate of a party to this Agreement (including, but not limited to any domestic or foreign court or governmental authority, federal, state or local) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within twenty (20) business days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within fifteen days (15) after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel.

         (a) In the event that the Indemnifying Party shall fail to give the Defense Notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct the defense in good faith and to compromise and settle the claim in good faith without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

         (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing; provided, however, that the Indemnified Party shall have the right to compromise and settle such claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         (c) The Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

         (d) The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement or any claim to the extent that the claim seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party (and the cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder).

         (e) If the Indemnifying Party desires to accept and agree to a commercially reasonably settlement of a Third Party Claim, which settlement is not prohibited by SECTION 9.3(d), the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such settlement within 30 calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such 30-day period.

         (f) Any final judgement entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

    9.4 DIRECT CLAIMS. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this ARTICLE IX. Any claim under this ARTICLE IX by an Indemnified Party for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of 30 calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this ARTICLE IX or otherwise.

    9.5 FAILURE TO GIVE TIMELY NOTICE. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in SECTIONS 9.3 or 9.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

    9.6  RIGHT OF SET-OFF; SETTLEMENT OF CLAIMS.

         (a) Purchaser's remedies under this ARTICLE IX shall include, without limitation, a right to set-off any and all amounts which are due or which Purchaser reasonably believes (after consultation with its counsel) will become due and owing to Purchaser with respect to any claim asserted in writing under this Agreement, including without limitation, under this
    ARTICLE IX, against amounts which Purchaser shall owe at such time or from time to time thereafter to Seller pursuant to the Note.

         (b) In the event Purchaser has asserted a claim for indemnification of a Loss under SECTION 9.1, Purchaser may exercise its right of set-off upon delivery of notice thereof to Seller. If Seller objects in writing to Purchaser's exercise of its right of set-off within 30 business days of notice thereof, the matter shall be submitted to arbitration. Purchaser shall not be deemed to be in default under the Note with respect to any payment or payments with respect to which Purchaser has exercised its right of set-off hereunder, unless Purchaser shall have failed to make such payment or payments within 30 days following the date upon which an arbitrator shall have issued a decision adverse to Purchaser.

    9.7  DISPUTE RESOLUTION.

         (a) If any controversy or claim between the parties hereto arises out of this Agreement or any of the Transaction Documents, except as otherwise specifically provided in this Agreement, such disagreement or dispute shall be submitted to binding arbitration in Chicago, Illinois under the Commercial Arbitration Rules of the American Arbitration Association.

         (b) An arbitrator shall be appointed under the Commercial Arbitration Rules of the American Arbitration Association, who shall be a licensed attorney who has practiced in the area of corporate law for at least ten years; provided, however, that if any disagreement arises concerning specialized matters such as employee benefits, the arbitrator shall be a specialist in such matters. As soon as an arbitrator has been agreed upon, a hearing date shall be set as soon thereafter as determined by the arbitrator. Written submittals shall be presented and exchanged by both parties as determined by the Commercial Arbitration Rules, including reports prepared by experts upon whom either party intends to rely. At such time the parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of


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


    the witnesses whom they intend to call to testify at the hearing. Each party shall also make its respective experts available for deposition by the other party prior to the hearing date. The arbitrator shall make his award as promptly as practicable after conclusion of the hearing.

         (c) The arbitrator shall not be bound by the rules of evidence or civil procedure, but rather may consider such writings and oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their presentation orally or in written form as the arbitrator may deem appropriate.

         (d) The arbitrator shall have the discretion to award the costs of arbitration, arbitrator's fees and the respective attorneys' fees of each party between the parties as he sees fit. Judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall make his award in accordance with applicable law and based on the evidence presented by the parties, and at the request of either party at the start of the arbitration shall include in his award, findings of fact and conclusions of law, both in law and equity, which would be available in a court having jurisdiction over the parties and over the subject matter of the dispute. Such powers shall include, but not be limited to, the power to require specific performance.

         (e) The arbitration provision set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator shall have power to enter such orders by way of interim award, and they shall be enforceable in court.


                                      ARTICLE X
                                    MISCELLANEOUS

    10.1 NOTICES, CONSENTS, ETC. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally,
(b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing. All such notices and communications shall be deemed received upon the actual receipt thereof by the addressee, except in the case of notice given by facsimile transmission, which shall be deemed received upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error to the recipient's telecopy number. In the case of notices sent by


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


facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above; however, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

         (a)  If to Seller or the Principal Shareholders:

                   Rogers & Associates Advertising, Inc.
                   3032 Bunker Hill Lane
                   Suite 207
                   Santa Clara, California 95054
                   Attention:  Curtis Rogers and Steven Schmidt
                   Telecopy No:  (408) 496-1112

                   with a copy to:

                   Gray Cary, Ware & Freidenrich
                   400 Hamilton Avenue
                   Palo Alto, California  94301
                   Attention:  Howard Clowes, Esq.
                   Telecopy No:  (415) 327-3699

         (b)  If to Purchaser:

                   c/o Worldwide Classified, Inc.
                   1633 Broadway
                   New York, New York 10019
                   Attention:  Andrew McKelvey
                               Thomas Collison
                   Telecopy No:  (212) 940-3972

                   with a copy to:

                   Katten Muchin & Zavis
                   525 W. Monroe Street
                   Chicago, Illinois  60661
                   Attention:     David R. Shevitz, Esq.
                                  Jeffrey R. Patt, Esq.
                   Telecopy No:  (312) 902-1061

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) days after the date of mailing if sent by certified or registered mail, (y) one (1) day after date of delivery to the overnight courier if sent by overnight courier or (z) the next succeeding business day after transmission by facsimile.


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


    10.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

    10.3 AMENDMENT AND WAIVER. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver must be expressly identified as an amendment or waiver, and will be binding on a Person only if such amendment or waiver is set forth in a writing executed by such Person. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

    10.4 DOCUMENTS. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

    10.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

    10.6 EXPENSES. Except as otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

    10.7 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflicts of law.

    10.8 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

    10.9 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other parties; provided, however, that nothing in this Agreement is intended to limit Purchaser's ability to assign its rights or delegate its responsibilities, liabilities and obligations under this Agreement to any Affiliate of Purchaser or to lenders of Purchaser as security for borrowings, at any time whether prior to or following the Closing Date, without consent.

    10.10 ENTIRE AGREEMENT. This Agreement and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto constitute the sole and only agreement among Purchaser, the Principal Shareholders and Seller representing the transactions described in this Agreement and correctly sets forth the obligations of Purchaser, the Principal

Shareholders and Seller to each other as of its date. Any agreements or representations respecting the transactions contemplated by this Agreement, including without limitation, any correspondence, discussions or course of dealing, which are not expressly set forth in this Agreement or the documents, schedules and exhibits described herein or attached or delivered pursuant thereto are null and void.

    10.11 THIRD PARTIES. Except as expressly set forth in ARTICLE IX of this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

    10.12 INTERPRETATIVE MATTERS. Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and (c) words in the singular or plural include the singular and plural, pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (d) the term "including" shall mean by way of example and not by way of limitation.

    10.13 KNOWLEDGE. Where any representation or warranty of Seller contained in this Agreement is expressly qualified by reference "to the knowledge of Seller," it refers to the knowledge of the Principal Shareholders as to the existence or absence of facts that are the subject of such representations and warranties after consultation with and due inquiry of all persons responsible for the matters addressed by such representation and warranties; it being understood that Seller has not made any other independent investigation or consulted with any outside third parties, other than Seller's accountants and legal counsel.

    10.14 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       ROGERS ACQUISITION CORP.

/s/ Curtis Rogers
- -----------------------------          By:  Thomas G. Collison
Curtis Rogers                             ------------------------------------
                                       Its: Vice President
                                           ------------------------------------

/s/ Steven Schmidt                     ROGERS & ASSOCIATES ADVERTISING, INC.
- -----------------------------
Steven Schmidt
                                       By:   /s/ Steven Schmidt
                                           ------------------------------------
                                       Its:   VP
                                           ------------------------------------
/s/ Ronni Rogers
- -----------------------------
Ronni Rogers



Being all of the Shareholders
of Rogers & Associates Advertising, Inc.




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